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                                PROMISSORY NOTE

$650,000                         Austin, Texas               September 15, 1998


         FOR VALUE RECEIVED, 4630 REALTY, INC., a Delaware corporation ("Maker"), promises to pay to the order of CAPSTAR RADIO BROADCASTING PARTNERS, INC., a Delaware corporation ("Payee"), at such address in Austin, Texas as the holder of this Note may designate from time to time in writing to Maker, the principal sum of SIX HUNDRED FIFTY THOUSAND and NO/100 DOLLARS ($650,000) together with interest thereon at the rate of twelve percent (12 %) per annum, payable as hereinafter provided.

         THIS NOTE is due and payable in full on the earlier to occur of the Effective Time and the Termination Date (each as defined in that certain Agreement and Plan of Merger dated as of July 23, 1998, among Payee, TBC Radio Acquisition Corp. and Triathlon Broadcasting Company), including all accrued interest thereon.

         Maker shall have the right to prepay this Note in whole or in part at any time without penalty or premium.

         All amounts paid hereunder shall be applied first to all interest then accrued and unpaid hereunder, and the balance, if any, to principal. All past due principal and interest on this Note shall bear interest at the maximum rate permitted by law from maturity until paid. All sums called for, payable or to be paid hereunder shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein.

         Maker hereby waives presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder and in proceeding against any of the rights and properties securing payment hereof, and agrees that its liability on this Note shall not be affected by any release of or change in any security for the payment of this Note.

         In the event of a default in the payment of any installment of either principal or interest as provided for herein and such default continues for a period of five days after notice to Maker thereof, or in the performance of any agreement or covenant contained in any instrument securing payment hereof, without the giving of any notice of any kind, the holder of this Note shall have the right and option, to declare the unpaid balance of principal and accrued interest on this Note at once due and payable and to foreclose or require foreclosure of any and all liens securing payment hereof, and to exercise any and all other rights and remedies it may have. Failure to exercise this option upon any default shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

         Payment of this Note is secured by a Deed of Trust, Assignment, Security Agreement and Financing Statement ("Deed of Trust") of even date herewith, executed by Maker in favor of Richard A. Johnson, Attorney at Law, as trustee, for the benefit of Payee covering certain property in Lincoln,



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Lancaster County, Nebraska, as more particularly described therein and by a
Security Agreement ("Security Agreement") of even date herewith, executed by Maker in favor of Payee covering all of Maker's personal property.

         Subject to the last sentence of this paragraph, the liability of Maker and any other party for failure to perform its obligations hereunder and under the Deed of Trust, the Security Agreement and any other instrument securing payment of this Note (herein together with the Deed of Trust and Security Agreement called the "Security Instruments") is expressly limited to the security for the payment of this Note, the same being all properties, rights, and estates subject to the Security Instruments. Without limiting the generality of the foregoing (a) Maker and any other party shall be liable upon the indebtedness evidenced by this Note, all sums or amounts to accrue or to become payable hereon, all amounts covenanted to be paid by Maker under the Security Instruments and all covenants contained in the Security Instruments to the full extent (but only to the extent) of the security for the payment of this Note, the same being all properties, rights, and estates subject to the Security Instruments; (b) if default occurs, and continues beyond applicable grace periods, in the timely and proper payment of all or any part of such indebtedness, sums or amounts, or in the timely and proper performance of such covenants, any judicial proceedings brought by Payee or any other party against Maker or any other party shall be limited to the preservation, enforcement and foreclosure of the liens, mortgages, assignments, rights and security interests now or at any time hereafter securing the payment of this Note, and no attachment, execution or other writ or process shall be sought, issued or levied upon any assets, properties, or funds of Maker or any other party, other than the properties, rights, estates and interests described in the Security Instruments; and (c) if there is a foreclosure of such liens, mortgages, assignments, rights and security interests securing the payment of this Note by private power of sale or otherwise, no judgment for any deficiency upon such indebtedness, sums and amounts shall be sought or obtained by Payee, or any other party against Maker or any other party. Notwithstanding the foregoing provisions of this paragraph, Maker shall be fully liable to Payee to the same extent that Maker would be liable absent the foregoing provisions of this paragraph for: (1) fraud or willful material misrepresentations; (2) the retention of any rental income or other income arising with respect to the property covered by the Deed of Trust after sale under powers provided by the Deed of Trust; (3) the fair market value of any personalty or fixtures located on the property covered by the Deed of Trust that are removed or disposed of (other than in accordance with the terms of the Deed of Trust); (4) any security or other deposits held by Maker in respect of the property covered by the Deed of Trust; and (5) the misapplication of any proceeds paid under any insurance policies by reason of damage, loss or destruction to any portion of the property covered by the Deed of Trust (to the full extent of such proceeds), or the misapplication of any proceeds or awards resulting from the condemnation of all or any part of the property covered by the Deed of Trust (to the full extent of such proceeds or awards).

         All notices permitted hereunder shall be given to the addressee at the following address: if to Payee, 600 Congress Avenue, Suite 1400, Austin, Texas 78701; if to Maker, 750 B Street, Suite 1920, San Diego, California 92101 attention: Norman Feuer, with a copy to The Sillerman Companies, Inc., 650 Madison Avenue, New York, New York 10022, attention: Richard Liese. All notices given hereunder shall be in writing and shall be considered properly given if mailed by first-class United States mail, postage


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prepaid, registered or certified with return receipt requested, or by delivering same in person to the addressee, or by prepaid telegram. Any notice given in accordance herewith shall be effective upon receipt at the address of the addressee.

         It is expressly stipulated and agreed to be the intent of Maker and Payee to at all times comply with the usury and other laws applicable to this Note and the Security Instruments and any subsequent revisions, repeals, or judicial interpretations thereof, to the extent any of the same are applicable hereto. If such laws are ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or under any of the Security Instruments, or contracted for, charged, or received with respect to the indebtedness evidenced by this Note, or if Payee's exercise of the option herein contained to accelerate the maturity of this Note or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Maker), and the provisions of this Note and the Security Instruments immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

         EXECUTED as of the date and year first above written.

                                              4630 REALTY, INC.

                                              By:     /s/ Norman Feuer
                                                 ------------------------------
                                              Name:   Norman Feuer
                                              Title:  President/CEO


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